EXHIBIT 23.1



                          Consent of Ernst & Young LLP.
                              Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Option Plan of Horizon/CMS Healthcare Corporation, the Horizon Healthcare Corporation Stock Option Plan For Non-Employee Directors, the Horizon/CMS Healthcare Corporation 1995 Incentive Plan, the Horizon/CMS Healthcare Corporation 1995 Non-Employee Directors' Stock Option Plan, the Continental Medical Systems, Inc. 1986 Stock Option Plan, the Continental Medical Systems, Inc. 1989 Non-Employee Directors' Stock Option Plan, the Continental Medical Systems, Inc. 1992 CEO Stock Option Plan, and the Continental Medical Systems, Inc. 1993 Non-Qualified Stock Option Plan of our report dated February 24, 1997 except for the first paragraph of Note 15, as to which the date is March 12, 1997, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report(Form 10-K/A) for the year ended December 31, 1996 and our report dated August 20, 1997, with respect to the supplemental consolidated financial statements of HEALTHSOUTH Corporation included in its Current Report on Form 8-K/A, dated August 26, 1997, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Birmingham, Alabama
November 25, 1997